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                                  EXHIBIT 22.1

                      SUBSIDIARIES OF AUSPEX SYSTEMS, INC.
                                (AS OF 06/30/96)

                                                  Date of
            Name                                Incorporation                Place of Incorporation
            Auspex International, Inc.            07/19/93                   California/USA

            Systemes Auspex, Inc.                 07/02/93                   Quebec, Canada

            Auspex Limited                        08/23/93                   Reading/United Kingdom

            Auspex GmbH                           09/24/93                   Munich/Germany

            Auspex S.A.                           12/23/93                   Paris/France